UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):May 16, 2019

___________________

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

___________________

Michigan	0-21810	95-4318554
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	The Nasdaq Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Gentherm Incorporated (the “Company”) held on May 16, 2019, the Company’s shareholders: elected nine directors, each to serve for a one-year term or until his or her successor has been duly elected and qualified; ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2019; and approved (on an advisory basis) the compensation of the Company’s named executive officers.

The final results of the voting are shown below.

Proposal No. 1 – Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Francois Castaing	29,299,879	1,605,355	2,664,071
Sophie Desormière	30,128,443	776,791	2,664,071
Phillip Eyler	30,693,517	211,717	2,664,071
Maurice Gunderson	30,166,124	739,110	2,664,071
Yvonne Hao	30,253,125	652,109	2,664,071
Ronald Hundzinski	30,470,406	434,828	2,664,071
Charles Kummeth	30,745,401	159,833	2,664,071
Byron Shaw	30,293,736	611,498	2,664,071
John Stacey	30,075,667	829,567	2,664,071

Proposal No. 2 – Ratification of Appointment of Grant Thornton LLP as Independent Registered Public Accounting Firm for the Year Ended December 31, 2019

For	Against	Abstain
33,310,058	248,748	10,499

Proposal No. 3 – Approval (on an Advisory Basis) of Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
29,800,133	1,093,849	11,252	2,664,071

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Senior Vice-President and General Counsel

Date:  May 16, 2019

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